Green Loan Services LLC

c/o SL Green Realty Corp.

One Vanderbilt Avenue

New York, New York 10017

February 20, 2025

BY FEDERAL EXPRESS AND ELECTRONIC MAIL (IF AVAILABLE)

To the Parties listed on Schedule I

Re: Acknowledgment and Assumption of Proposed Special Servicer for Morgan Stanley Capital I Trust 2019-H7, Commercial Mortgage Pass-Through Certificates, Series 2019-H7 with respect to the Grand Canal Shoppes Whole Loan

Ladies and Gentlemen:

Reference is made to (i) that certain Pooling and Servicing Agreement (the “PSA”) dated as of July 1, 2019, among Morgan Stanley Capital I Inc., as Depositor, Midland Loan Servies, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer and (ii) that certain Agreement Between Noteholders (the “Co-Lender Agreement”) dated as of July 3, 2019 among Morgan Stanley Bank, N.A., as Note A-1 Holder, Wells Fargo Bank, National Association, as Note A-2 Holder, JPMorgan Chase Bank, National Association, as Note A-3 Holder, Goldman Sachs Bank USA, as Note A-4 Holder, and CPPIB Credit Investments II Inc, as Note B Holder. Capitalized terms used herein shall have their meanings in the PSA or the Co-Lender Agreement unless otherwise defined herein.

Pursuant to Section 7.01(d) of the PSA and Section 7 of the Co-Lender Agreement, Green Loan Services LLC (“GLS”) hereby agrees with all the other parties to the PSA that GLS shall serve as the Special Servicer under the PSA with respect to the Grand Canal Shoppes Whole Loan. GLS hereby acknowledges and agrees that, as of the date hereof (the “Effective Date”), it is and shall be a party to the PSA and bound thereby to the full extent indicated therein in the capacity of the Special Servicer with respect to the Grand Canal Shoppes Whole Loan, but shall have no liability with respect to any act or omission of any predecessor Special Servicer. GLS hereby accepts all responsibilities, duties, and liabilities of the Special Servicer with respect to the Grand Canal Shoppes Whole Loan and assumes the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer with respect to the Grand Canal Shoppes Whole Loan under the PSA and the Co-Lender Agreement from and after the Effective Date.

As of the Effective Date, GLS hereby:

(a)
makes the representations and warranties provided for in Section 6.01(b) of the PSA mutatis mutandis with all references to “Agreement” in Section 6.01(b) of the PSA to include this Acknowledgment and Assumption of Proposed Special Servicer (this “Acknowledgment”) in addition to the PSA, except that except that it (i) is a Delaware limited liability company and (ii) has executed this Acknowledgment in lieu of execution and delivery of the PSA per Section

VEGAS 2024-GCS / MSC 2019-H7 – Acknowledgement and Assumption of Special Servicer

2.04(b)(ii); and
(b)
certifies that it satisfies all related qualifications set forth in the Co-Lender Agreement relating to the related Serviced Companion Loans; and
(c)
represents and warrants that, as of the Effective Date, it satisfies all of the eligibility requirements applicable to the Special Servicer set forth in the PSA and the Co-Lender Agreement and that all preconditions to the appointment of GLS as Special Servicer have been satisfied.

GLS’s address for notices pursuant to Section 13.05 of the PSA is as follows:

Green Loan Services LLC
One Vanderbilt Avenue

New York, New York 10017

Attention: Andrew Falk

Reference: MSC 2019-H7

Email: andrew.falk@slgreen.com

[Signature Page Follows]

VEGAS 2024-GCS / MSC 2019-H7 – Acknowledgement and Assumption of Special Servicer

Sincerely,

GREEN LOAN SERVICES LLC, a Delaware limited liability company

By: /s/ Andrew Faulk
Name: Andrew Faulk
Title: Executive Vice President

VEGAS 2024-GCS / MSC 2019-H7 – Acknowledgement and Assumption of Special Servicer

Schedule I

Depositor:

Morgan Stanley Capital I Inc.

1585 Broadway

New York, New York 10036

Attention: Jane Lam

with copies to:

Morgan Stanley Capital I Inc.

1633 Broadway, 29th Floor

New York, New York 10019

Attention: Legal Compliance Division

and

cmbs_notices@morganstanley.com

Servicer:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Email: noticeadmin@midlandls.com

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64016-2150

Attention: Kenda K. Tomes

Email: kenda.tomes@stinson.com

Trustee:

Computershare Trust Company, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services (CMBS) – MSC 2019-H7

with a copy to:

CCTCMBSBondAdmin@computershare.com; trustadministrationgroup@computershare.com

Certificate Administrator:

Computershare Trust Company, N.A.

9062 Old Annapolis Road

Schedule I

Columbia, Maryland 21045

Attention: Corporate Trust Services (CMBS) – MSC 2019-H7

with a copy to:

CCTCMBSBondAdmin@computershare.com;
trustadministrationgroup@computershare.com

Special Servicer (general):

LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Heather Bennett and Job Warshaw

with a copy to:
Email: hbennett@lnrpartners.com, jwarshaw@lnrpartners.com and lnr.cmbs.notices@lnrproperty.com

Outgoing Special Servicer with respect to Grand Canal Shoppes Whole Loan:

Situs Holdings, LLC

2 Embarcadero Center, 8th Floor

San Francisco, California 94111

Attention: Stacey Ciarlanti

Email: staceyciarlanti@situsamc.com

With a copy to:

Situs Group, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

Email: legal@situsamc.com